     As filed with the Securities and Exchange Commission on April 9, 1999
                                                       Registration No. 33-59519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                CROWN GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Texas                                              63-0851141
---------------------------------                        ----------------------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                         4040 North MacArthur Boulevard
                                    Suite 100
                            Irving, Texas 75038-6424
                    ----------------------------------------
                    (Address of principal executive offices)

                      1991 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)

                               EDWARD R. MCMURPHY
                      President and Chief Executive Officer
                         4040 North MacArthur Boulevard
                                    Suite 100
                            Irving, Texas 75038-6424
                                 (972) 717-3423
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                ------------------------------------------------

                              Copies Requested to:

                          Terry Ferraro Schwartz, Esq.
                            Smith, Gambrell & Russell
                            Suite 3100, Promenade II
                           1230 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                                 (404) 815-3500

                ------------------------------------------------

     This post-effective amendment to Registration Statement on Form S-8, No. 33-59519, relating to the Crown Group, Inc. ("Company") 1991 Non-Qualified Stock Option Plan, is being filed to update Item 3, "Incorporation of Documents by Reference," to update the description of the Company's Common Stock.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-K for the year ended April 30, 1998;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998;

         (c) the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998;

         (d) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999; and

         (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, on December 23, 1986, as amended by a Current Report on Form 8-K dated February 3, 1999, as filed with the Commission on February 3, 1999.

Item 8.   Exhibits.

         23.1     Consent of Independent Accountants.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 31st day of March, 1999.

                      CROWN GROUP, INC.


                      By:  /s/ Edward R. McMurphy
                           ----------------------------------------------------
                           Edward R. McMurphy
                           President and Chief Executive Officer
                           (principal executive officer)

                      By:  /s/ Mark D. Slusser
                           ----------------------------------------------------
                           Mark D. Slusser
                           Vice President of Finance, Chief Financial Officer, Secretary and Treasurer
                           (principal financial and accounting officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Edward R. McMurphy and Mark D. Slusser, and each of them (with full power of each of them to act alone) as true and lawful attorneys-in-fact and agents, with full power of substitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment no. 1 has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                               Title                      Date
             ---------                               -----                      ----

/s/ Edward R. McMurphy                        President, Chief              March 31, 1999
-----------------------------------------     Executive Officer
Edward R. McMurphy                            and Director

/s/ Tilman J. Falgout, III                    Executive Vice President      March 31, 1999
-----------------------------------------     and General Counsel;
Tilman J. Falgout, III                        Director


                                              Director
-----------------------------------------
John David Simmons

/s/ David J. Douglas                          Director                      March 31, 1999
-----------------------------------------
David J. Douglas

/s/ Gerald L. Adams                           Director                      March 31, 1999
-----------------------------------------
Gerald L. Adams

/s/ Gerard M. Jacobs                          Director                      March 31, 1999
-----------------------------------------
Gerard M. Jacobs

                                              Director
-----------------------------------------
Robert J. Kehl

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------
   23.1        Consent of Independent Accountants.